Exhibit 99.1

Contact:
Christopher Keenan or Jay Carlson
Peregrine Pharmaceuticals, Inc.
(800) 987-8256

info@peregrineinc.com

peregrine pharmaceuticals Announces Public Offering of Series E Preferred Stock

TUSTIN, CA – February 5, 2014 - Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM) (the "Company"), announced today that it intends to offer and sell shares of its newly-designated 10.50% Series E Convertible Preferred Stock (the “Series E Preferred Stock”), in an underwritten public offering. In connection with the offering, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of the Series E Preferred Stock. All of the shares in the proposed offering are to be sold by the Company. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the net proceeds from the offering for general corporate purposes. The Company has filed an application to list the Series E Preferred Stock on the NASDAQ Stock Market, LLC.

MLV & Co. LLC is acting as sole book-running manager; Maxim Group LLC and National Securities Corporation are acting as co-managers for the proposed offering.

The offering will be made pursuant to the Company's existing effective shelf registration statement, previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting:

MLV & Co. LLC

1251 Avenue of the Americas, New York, NY 10020

Attention: Randy Billhardt, email: rbillhardt@mlvco.com

Telephone: (212) 542-5882.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The company is pursuing multiple clinical programs in cancer with its lead immunotherapy candidate bavituximab while seeking a partner to further advance its novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that enrollment of the Phase III trial may experience delays or take longer than anticipated, the risk that the results from the Phase III trial may not support a future Biologics License Application (BLA) submission, the risk that the Company may not have or raise adequate financial resources to complete the Phase III trial and the risk that the Company may not find a suitable partner for the Phase III trial or the PS program. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the SEC including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2013 and quarterly report on Form 10-Q for the quarter ended October 31, 2013. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.